EXHIBIT 99.1

Independent Auditors’ Report

The Board of Directors and Stockholder

PAR Logistics Management Systems Corporation:

We have audited the accompanying balance sheets of PAR Logistics Management Systems Corporation (a wholly-owned subsidiary of PAR Technology Corporation) (the Company), as of December 31, 2011 and 2010, and the related statements of operations, shareholder’s equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PAR Logistics Management Systems Corporation as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Syracuse, New York

March 16, 2012

PAR LOGISTICS MANAGEMENT SYSTEMS CORPORATION

(A Wholly-Owned Subsidiary of PAR Technology Corporation)

Balance Sheets

(in thousands, except share amounts)

	December 31,
	2011	2010
Assets

Current assets:
Cash	$5	$2
Accounts receivable – net	1,398	1,168
Inventories	1,343	1,944
Other current assets	54	39

Total current assets	2,800	3,153
Property, plant and equipment – net	138	90

Total assets	$2,938	$3,243

Liabilities and Shareholder’s Equity (Deficit)

Current liabilities:
Accounts payable	$361	$293
Accrued salaries and benefits	236	187
Accrued expenses	297	54
Deferred service revenue	94	155

Total current liabilities	988	689

Due to Parent	8,752	6,012

Shareholder’s equity (deficit):
Common stock (100 shares issued and outstanding at December 31, 2011 and 2010)
Capital in excess of par value	1	1
Accumulated deficit	(6,803)	(3,459)

Total shareholder’s equity (deficit)	(6,802)	(3,458)

Total liabilities and shareholder’s equity (deficit)	$2,938	$3,243

See accompanying notes to financial statements.

PAR LOGISTICS MANAGEMENT SYSTEMS CORPORATION

(A Wholly-Owned Subsidiary of PAR Technology Corporation)

Statements of Operations

(in thousands)

	Year ended December 31,
	2011	2010
Net revenues:
Product	$4,108	$2,675
Service	2,415	1,700
Contract	—	548

	6,523	4,923

Cost of sales:
Product	3,775	2,196
Service	1,654	1,286
Contract	—	517

	5,429	3,999

Gross margin	1,094	924

Operating expenses:
Selling, general and administrative	2,889	2,529
Research and development	1,550	1,208

	4,439	3,737

Operating loss	(3,345)	(2,813)
Other income, net	1	1

Loss before income taxes	(3,344)	(2,812)
Income taxes	—	—

Net loss	$(3,344)	$(2,812)

See accompanying notes to financial statements.

PAR LOGISTICS MANAGEMENT SYSTEMS CORPORATION

(A Wholly-Owned Subsidiary of PAR Technology Corporation)

Statement of Changes in Shareholder’s Equity (Deficit)

(in thousands, except share amounts)

					Total
	Common	Common	Capital in		shareholder’s
	stock shares	stock par value	excess of par value	Accumulated deficit	equity (deficit)
Balances at January 1, 2010	100	$—	$1	$(647)	$(646)

Net loss	—	—	—	(2,812)	(2,812)

Balances at December 31, 2010	100	—	1	(3,459)	(3,458)

Net loss	—	—	—	(3,344)	(3,344)

Balances at December 31, 2011	100	$—	$1	$(6,803)	$(6,802)

See accompanying notes to financial statements.

PAR LOGISTICS MANAGEMENT SYSTEMS CORPORATION

(A Wholly-Owned Subsidiary of PAR Technology Corporation)

Statements of Cash Flows

(in thousands)

	Year ended December 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(3,344)	$(2,812)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	32	25
Provision for bad debts	34	40
Provision for obsolete inventory	100	36
Changes in operating assets and liabilities:
Accounts receivable	(264)	(185)
Inventories	501	(848)
Other current assets	(15)	(5)
Accounts payable	68	109
Accrued salaries and benefits	49	43
Accrued expenses	243	3
Deferred service revenue	(61)	(21)

Net cash used in operating activities	(2,657)	(3,615)

Cash flows from investing activities:
Capital expenditures	(80)	(14)

Net cash used in investing activities	(80)	(14)

Cash flows from financing activities:
Net change in amounts due to Parent	2,740	3,628

Net cash provided by financing activities	2,740	3,628

Net increase (decrease) in cash	3	(1)
Cash at beginning of period	2	3

Cash at end of period	$5	$2

See accompanying notes to financial statements.

PAR LOGISTICS MANAGEMENT SYSTEMS CORPORATION

(A Wholly-Owned Subsidiary of PAR Technology Corporation)

Notes to Financial Statements

Years ended December 31, 2011 and 2010

(in thousands)

(1)	Nature of Business

PAR Logistics Management Systems Corporation (LMS, Company), a wholly owned subsidiary of PAR Technology Corporation (PAR, Parent), was incorporated in 2008. LMS is a provider of advanced solutions for monitoring transport assets and cargo in the transportation and distribution industries. LMS manufactures tracking systems for intermodal and over-the-road asset management specifically focused on cold chain management and the monitoring and control of refrigerated transport assets using long range wireless technology. LMS’s technology utilizes GPS, cellular, wireless, and internet hosting technology which provides web based reporting for its users.

(2)	Basis of Presentation

As discussed fully in note 10, on January 12, 2012, PAR completed its previously announced disposition of substantially all of the assets of the Company to ORBCOMM Inc. (“ORBCOMM”). In connection with that transaction, standalone financial statements of LMS as of and for the years ended December 31, 2011 and 2010 were required.

Throughout the period covered by the financial statements, LMS operated as a reportable segment within PAR, and consequently, standalone financial statements have not been historically prepared for LMS. The accompanying financial statements have been prepared from LMS’ historical accounting records and are presented on a standalone basis. The historical accounting records reflect the financial results of LMS and costs directly attributed to LMS including costs for facilities, functions, and services provided by PAR to LMS which have been routinely charged to operations in the respective periods. These costs are allocated to LMS from PAR as further discussed in note 4.

All of the allocations and estimates in the financial statements are based on assumptions that management of Parent and LMS believes are reasonable. However, the financial statements included herein may not be indicative of the financial position, results of operations, and cash flows of LMS in the future or if LMS had been a separate, standalone entity during the periods presented.

(3)	Summary of Significant Accounting Policies

(a)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company maintains an allowance for doubtful accounts based on estimates of probable losses related to accounts receivable balances. The establishment of the allowance requires the use of judgment and assumptions regarding probable losses on receivable balances. The allowance for doubtful accounts was $23 and $17 as of December 31, 2011 and 2010, respectively.

(b)	Inventories

Inventories are stated at the lower of cost or market on a first-in, first-out basis. Cost elements included in inventory are materials, labor and factory overhead valued on an actual cost basis. The Company uses certain estimates and judgments and considers several factors including product demand, changes in customer requirements and changes in technology to provide for excess and obsolescence reserves to properly value inventory.

PAR LOGISTICS MANAGEMENT SYSTEMS CORPORATION

(A Wholly-Owned Subsidiary of PAR Technology Corporation)

Notes to Financial Statements

Years ended December 31, 2011 and 2010

(in thousands)

(c)	Property, Plant and Equipment

Property, plant and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which range from three to five years. Expenditures for maintenance and repairs are expensed as incurred.

The Company will recognize impairment of long-lived assets or asset groups if the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets. If the carrying value of a long-lived asset or asset group is considered impaired, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset or asset group for assets to be held and used, or the amount by which the carrying value exceeds the fair value less cost to sell for assets to be sold. No impairment was identified during 2011 or 2010.

(d)	Revenue Recognition

The Company applies the guidance of FASB Accounting Standards Update (ASU) 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. Based on this guidance, the Company has identified three separate deliverables related to its arrangements with customers: (i) datagate product (consisting of hardware and embedded software which together provide the product’s essential functionality), (ii) hardware extended warranty beyond the Company’s standard one year warranty period (where applicable) and (iii) data communications services.

With respect to products, the Company recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable. Revenue associated with warranties extended beyond the Company’s standard one year warranty period is deferred and recognized ratably over the warranty period. Data communication services revenue is recognized monthly as the data communication services are provided to customers.

The Company’s contract revenues result primarily from contract services performed for Federal and State Government agencies on a cost-plus fixed fee basis. Revenue on cost-plus fixed fee contracts is recognized based on allowable costs for labor hours delivered, as well as other allowable costs plus the applicable fee. The Company’s primary obligation under these contracts is to provide labor hours to conduct research and development.

(e)	Shipping and Handling

Shipping and handling costs are recorded as a component of cost of goods sold. Any shipping and handling billed to customers is recognized as a component of revenues.

(f)	Research and Development

Research and development costs are expensed as incurred.

PAR LOGISTICS MANAGEMENT SYSTEMS CORPORATION

(A Wholly-Owned Subsidiary of PAR Technology Corporation)

Notes to Financial Statements

Years ended December 31, 2011 and 2010

(in thousands)

(g)	Income Taxes

LMS is a member of a group that files a consolidated tax return with its Parent. Income taxes as presented herein are prepared following the “Separate Return Method.” The separate return method applies the income tax provisions of U.S. GAAP to the standalone financial statements as if LMS were a separate taxpayer and a standalone enterprise. As a result, actual tax transactions included in the consolidated financial statements of Parent may not be included in the separate financial statements of LMS. Similarly, the tax treatment of certain items reflected in the separate financial statements of LMS may not be reflected in the financial statements and tax returns of Parent; therefore, such items as alternative minimum tax, net operating losses, credit carryforwards, and valuation allowances may exist in the standalone financial statements that may or may not exist in Parent’s consolidated financial statements.

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of LMS’ assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. When necessary, valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Interest accrued related to unrecognized tax benefits is included in other income, net. Income tax related penalties are included in the provision for income taxes.

PAR LOGISTICS MANAGEMENT SYSTEMS CORPORATION

(A Wholly-Owned Subsidiary of PAR Technology Corporation)

Notes to Financial Statements

Years ended December 31, 2011 and 2010

(in thousands)

(h)	Product Warranties

In general, the Company provides a one-year warranty on its hardware, although some customers have warranty periods of two or five years. Estimated future warranty costs are accrued and charged to cost of goods sold in the period that the related revenue is recognized. These estimates are derived from historical data and trends of product reliability and costs of repairing and replacing defective products. Warranty reserves were $297 and $53 as of December 31, 2011 and 2010, respectively.

(i)	Use of Estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include: the valuation of the allowance for doubtful accounts, the valuation of inventories, and the estimate of the warranty obligation. Actual results could differ from those estimates.

(4)	Relationship with Parent and Related Entities

Historically, the LMS business has been managed and operated in the normal course of business with other subsidiaries of Parent. Accordingly, certain shared costs have been allocated to LMS and reflected as expenses in the standalone financial statements. Management of Parent and LMS consider the allocation methodologies used to be reasonable and appropriate reflections of the historical PAR expenses attributable to LMS for purposes of the standalone financial statements; however, the expenses reflected in the financial statements may not be indicative of the actual expenses that would have been incurred during the periods presented if LMS historically operated as a completely separate, standalone entity.

(a)	Cash Management and Financing

LMS participates in Parent’s centralized cash management and financing programs. Disbursements are made through centralized accounts payable systems which are operated by the Parent’s wholly- owned subsidiary, ParTech, Inc. Cash receipts are transferred to centralized accounts, also maintained by Parent. As cash is disbursed and received by Parent on behalf of LMS, it is accounted for by LMS through the Due to Parent intercompany account.

As the Parent uses a centralized approach to cash management and financing of its operations, none of the debt, or related interest expense of PAR has been allocated to LMS in the accompanying financial statements. Parent’s debt has not been pushed down to the LMS financial statements because it is not specifically identifiable to LMS. All short and long-term debt is financed by Parent and financing decisions for all subsidiaries are determined by Parent’s treasury operations.

PAR LOGISTICS MANAGEMENT SYSTEMS CORPORATION

(A Wholly-Owned Subsidiary of PAR Technology Corporation)

Notes to Financial Statements

Years ended December 31, 2011 and 2010

(in thousands)

(b)	Allocated Corporate Costs

The financial statements include significant transactions with Parent’s operations involving shared corporate services (such as information systems, accounting, human resources and legal) provided to LMS by Parent. In addition, the building used by LMS to conduct its business operations is owned by Parent and Parent charges the Company rent, utilities and other facility related charges associated with the general operation of this space. Throughout the period covered by the financial statements, the costs of these functions and services have been directly charged or allocated to LMS using methods management believes are reasonable. The method for allocating shared corporate services to LMS is based on proportionate formulas involving revenue, payroll expense and headcount. The method for determining the rent and other facility amounts to be charged to LMS by Parent was based on the fair values for said expenditures that Parent charges to third party tenants who occupy similar space on Parent’s property. However, the expenses reflected in the financial statements may not be indicative of the actual expenses that would have been incurred during the periods presented if LMS had historically operated as a separate, standalone entity.

The allocated shared corporate services and general corporate expenses included in selling, general, and administrative expense in the statements of operations were $454 and $419 for the years ended December 31, 2011 and 2010, respectively.

(c)	Due to Parent

Due to Parent is classified within long-term liabilities in the accompanying balance sheets. This balance represents the accumulation of intercompany activity between LMS and PAR since the inception of LMS and is presented as a liability, which will be settled upon the disposition of the assets of LMS.

The components of due to Parent include items such as:

•	Cash transfers from PAR to LMS; and

•	Accrued liabilities related to corporate cost allocations, including expenses for legal, accounting, treasury, information technology, human resources and other services.

(5)	Inventories

Components of inventories consist of the following at December 31:

	2011	2010
Finished goods	$313	$439
Component parts	937	1,470
Service parts	93	35

	$1,343	$1,944

PAR LOGISTICS MANAGEMENT SYSTEMS CORPORATION

(A Wholly-Owned Subsidiary of PAR Technology Corporation)

Notes to Financial Statements

Years ended December 31, 2011 and 2010

(in thousands)

(6)	Property, Plant and Equipment

Property, plant and equipment consist of the following at December 31:

	2011	2010
Machinery and equipment	$239	$191
Tooling	52	20

	291	211

Less accumulated depreciation	(153)	(121)

	$138	$90

Aggregate depreciation expense for property, plant and equipment was $32 and $25 for the years ended December 31, 2011 and 2010, respectively.

(7)	Income Taxes

The Company prepares its income tax provision as if it was a standalone entity. The Company has incurred losses since its inception, and therefore, there is no provision for current income taxes. In addition, the Company has recorded a full valuation allowance against net deferred tax assets, and therefore, there is no provision for deferred taxes.

PAR LOGISTICS MANAGEMENT SYSTEMS CORPORATION

(A Wholly-Owned Subsidiary of PAR Technology Corporation)

Notes to Financial Statements

Years ended December 31, 2011 and 2010

(in thousands)

The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities at December 31 are presented below:

	2011	2010
Deferred tax assets:
Federal and state net operating loss carryforwards	$2,131	$1,047
Federal and state tax credit carryforwards	123	50
Nondeductible reserves and other	243	126

Total gross deferred tax assets	2,497	1,223

Less valuation allowance	(2,457)	(1,203)

Total deferred tax assets	40	20

Deferred tax liabilities:
Equipment, primarily tax depreciation	(40)	(20)

Net deferred taxes	$—	$—

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible and tax loss and credit carryforwards expire. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As a result of this assessment, management has determined that a full valuation allowance for the net deferred tax asset is necessary.

At December 31, 2011, the Company has federal and state net operating loss carryforwards of approximately $6,158 and $535, which are available to offset future taxable income and expire beginning in 2026. The Company also has federal tax credit carryforwards of approximately $123 which expire beginning in 2016.

The Company did not have any unrecognized tax benefits or accrued interest or penalties as of December 31, 2011 or 2010.

PAR LOGISTICS MANAGEMENT SYSTEMS CORPORATION

(A Wholly-Owned Subsidiary of PAR Technology Corporation)

Notes to Financial Statements

Years ended December 31, 2011 and 2010

(in thousands)

(8)	Concentrations

The Company had significant sales to several customers during the period. The following table summarizes the Company’s sales by customer for the years ended December 31:

	Year ended December 31
	2011	2010
Customer A	22.7%	18.4%
Customer B	13.9	8.7
Customer C	13.6	3.8
Others	49.8	69.1

Total	100.0%	100.0%

With respect to its suppliers, the Company utilizes a variety of different suppliers in procuring its component inputs. No such supplier exceeded 10% of the Company’s total cost of goods sold for the years ended December 31, 2011 and 2010.

(9)	Employee Benefits

LMS employees participate in a deferred profit-sharing retirement plan sponsored by the Parent. The Company’s annual contribution to the plan is discretionary. The Company contributed $28 in 2011 and 2010 respectively. The plan also contains a 401(k) provision that allows employees to contribute a percentage of their salary up to the statutory limitation. These contributions are matched at the rate of 10% by the Company. The Company’s matching contributions under the 401(k) component were $15 and $16 in 2011 and 2010, respectively.

(10)	Subsequent Events

On January 12, 2012, PAR Technology Corporation completed its previously announced disposition of substantially all of the assets of the Company to ORBCOMM Inc. (“ORBCOMM”).

The consideration payable by ORBCOMM at the closing with respect to substantially all the assets of the Company aggregates $6,000 in cash and common stock (the Closing Consideration).

PAR LOGISTICS MANAGEMENT SYSTEMS CORPORATION

(A Wholly-Owned Subsidiary of PAR Technology Corporation)

Notes to Financial Statements

Years ended December 31, 2011 and 2010

(in thousands)

In addition to the Closing Consideration, contingent consideration of up to $3,950 is payable by ORBCOMM to PAR post-closing in cash, ORBCOMM common stock or a combination of cash and ORBCOMM common stock, at ORBCOMM’s option. Up to $3,000 of the contingent consideration will be payable based on LMS achieving certain agreed-upon new subscriber targets for calendar year 2012 and up to $950 of the contingent consideration will be payable based on LMS achieving agreed-upon sales targets for calendar years 2012 through 2014.

If paid in stock, the number of ORBCOMM shares to be issued to PAR will be based upon the average 20-day closing price of ORBCOMM common stock prior to the payment due date for such contingent consideration.

The Company has evaluated subsequent events from the balance sheet date through March 16, 2012, the date at which the financial statements were available to be issued, and determined that there are no other items to disclose.